Intermec, Inc. 6001 36Pth Avenue West Everett, WA 98203-1264 TUwww.intermec.comUTH
FOR IMMEDIATE RELEASE
Contact:

Geoffrey Buscher
Investor Relations
425-265-2472
investorrelations@intermec.com

INTERMEC REPORTS FIRST QUARTER 2011 RESULTS

▪	Revenue increases 20% to $179 Million; up 13% before acquisitions
▪	International growth of 34%
▪	Cash flow from operations positive $2.3 Million

EVERETT, Wash. – May 4, 2011 – Intermec, Inc. (NYSE: IN) today announced financial results for its first quarter ended April 3, 2011.

First quarter 2011 revenues were $179 million with a net loss on a GAAP basis of ($6.1) million or ($0.10) per diluted share.  That compares to 2010 first quarter revenues of $149 million and net loss on a GAAP basis of ($3.6) million or ($0.06) per diluted share.  Results for the first quarter of 2011 include approximately $10 million in revenue attributable to Intermec’s Vocollect business, which was acquired on March 3, 2011.  Excluding $7.8 million of acquisition-related costs and adjustments (detailed below), the Non-GAAP pre-tax net loss for the quarter was ($0.4) million or ($0.01) per diluted share.

“Intermec had a strong first quarter with organic revenue growth of 13%, driven by outstanding sales momentum in our international markets. Our new products and channel programs continue to be key drivers of our business, supplemented by enterprise projects,” said Patrick J. Byrne, Intermec President and CEO. “This quarter we also reached a major milestone in the on-going transformation of the company with the completion of the Vocollect acquisition. This positions us as a clear market leader in rugged mobile business solutions for the warehouse, one of the largest AIDC markets. We expect this acquisition and our other growth initiatives to accelerate our business and deliver profitable growth in 2011 and beyond.”

The following table presents the Company’s GAAP loss before income tax, net loss and loss per share reported for the first quarters of 2011 and 2010, and as adjusted excluding the impact of acquisition-related costs and acquisition-related accounting adjustments in 2011, and excluding in 2010 the impairment of a facility associated with properties we retained from a former business and restructuring charges:

	Quarter Ended April 3, 2011			Quarter Ended March 28, 2010
($ in millions, except per share amounts)	Loss before income tax	Net loss	Loss per share	Loss before income tax	Net loss	Loss per share

Loss as reported	$(9.0)	$(6.1)	$(0.10)	$(6.2)	$(3.6)	$(0.06)
Acquisition related costs	4.8	3.8	0.06	-	-	-
Acquisition adjustments	3.0	1.9	0.03	-	-	-
Impairment of facility	-	-	-	2.4	1.4	0.02
Restructuring charges	-	-	-	0.7	0.4	0.01
Loss as adjusted	$(1.2)	$(0.4)	$(0.01)	$(3.1)	$(1.8)	$(0.03)

The acquisition-related costs reflect Vocollect and Enterprise Mobile transaction costs of $4.8 million.  The acquisition-related adjustments totaling $3.0 million include adjustments for deferred revenue of $0.7 million, amortization of acquired intangibles of $1.1 million, and fair value of inventory of $1.2 million.  Excluding these charges, the Non-GAAP adjusted net loss for the first quarter of 2011 was ($0.4) million or ($0.01) per share, as described in the Non-GAAP Financial Measures section of this release.

First Quarter 2011 Operating Performance

▪
Total revenue of $179 million increased 20% from the prior-year quarter including approximately $10 million, or 7% from one month of Vocollect revenues.  Total revenues increased 19% when adjusted for currency translation.

▪	First quarter 2011 Vocollect revenues are included in each geographic region, and in the product line view in the Systems and Solutions and Services results, as appropriate.

▪
Geographically, compared to the prior-year quarter, revenues in North America increased 5%.  In Europe, Middle East and Africa (EMEA) revenues increased 30%.  On a constant currency basis in EMEA revenues increased 31%.  The rest of world improved by 44%, led by 53% growth in Latin America and 33% growth in APAC.

▪	Systems and Solutions revenue grew 23%; Printer and Media revenue increased 19%; and Service revenue increased 12%, all as compared to the prior-year quarter.

▪
Total gross profit margin as reported was 38.3% up from a comparable 37.6% in the prior-year quarter.  Excluding the impact of $1.2 million of acquisition-related inventory costs, $1.1 million of intangibles amortization and $0.7 million of deferred revenue and acquisition-related adjustments, total gross margins were 39.8%.

▪
Product gross margins as reported were 38.6% compared to 37.4% in first quarter 2010.  Excluding the acquisition-related inventory costs of $1.2 million and acquisition-related intangibles amortization of $1.1 million, product gross margins were 40.2%.  Service gross margins as reported were 36.8% compared to 38.4% in first quarter 2010.  Excluding the $0.7 million of deferred revenue acquisition adjustments, service gross margins were 38.0%.

▪
Total operating expenses for the quarter were $76.9 million, which includes $6.4 million of expenses from Vocollect operations and acquisition-related expenses of $4.8 million.  That compares to prior-year operating expenses of $62.1 million, which included facility impairment and restructuring charges of $2.4 million and $0.7 million, respectively.  On a comparable basis, core Intermec operating expenses were $65.7 million in the 2011 quarter versus $59.0 million in the 2010 quarter.  The increase reflects increased selling and marketing initiatives and new product development and launch costs, which contributed to the 13% organic revenue growth year-over-year.

▪	The Company generated positive cash flow from operations of $2.3 million during the quarter. Cash, cash equivalents, and short-term investments totaled approximately $124 million at quarter-end.

▪
In the quarter, Intermec repurchased approximately 429 thousand shares of its outstanding common stock at a total cost of $4.5 million or $10.56 per share.  Subsequent to the end of the first quarter the Company repurchased an additional approximately 507 thousand shares for $5.5 million or $10.81 per share.  Following completion of this $10 million program there is approximately $45 million remaining under our share repurchase authorization.

Cost Reduction Activities

▪
As a subsequent event, the Company announced a plan to streamline certain non-U.S. service depots and support operations.  These actions are expected to impact approximately 2% of employee headcount and are intended primarily to improve the Company’s services cost structure and margins.  The actions are expected to occur during 2011, with an annualized improvement of approximately $3.0 million in cost savings.

▪
The Company expects to record approximately $4.5 to $5.0 million of restructuring and related charges in 2011 for this cost reduction plan.  The restructuring charges are primarily severance-related and are expected to be 80% of the total cost.  Restructuring-related charges include consulting, training and other transition costs.   Almost all of the charges will be cash-related.  Approximately $4.0 million is expected to be recorded in the second quarter.

Outlook – Second Quarter 2011

Intermec announced its financial guidance for the second quarter of 2011.

▪	Q2’11 revenues are expected to be within a range of $205 to $215 million, including a full quarter of revenues from our Vocollect and Enterprise Mobile businesses.

▪	Q2’11 GAAP EPS is expected to be within a range of ($0.04) to breakeven per diluted share.

▪
Q2’11 Non-GAAP EPS is expected to be within a range of $0.08 to $0.12 per diluted share, excluding the impact of approximately: restructuring and restructuring-related charges of $4.0 million, acquisition-related costs of $0.9 million, amortization of acquired intangibles of $3.3 million and deferred services revenue acquisition-related adjustments of $2.2 million.

Conference Call Information

Intermec will hold its conference call, led by Intermec CEO Pat Byrne, on Wednesday, May 4, 2011 at 5 p.m., Eastern Time:

Dial-in Numbers:
1-877-941-1427
1-480-629-9664
Passcode: 4430556

30-Day Replay:
1-800-406-7325
1-303-590-3030
Passcode: 4430556
Audio Webcast:
Intermec will provide a live audio Webcast of its first quarter 2011 earnings conference call beginning Wednesday, May 4, 2011 at 5 p.m., Eastern, (2 p.m. Pacific).  A Webcast archive will be available for one month.

H

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Non-GAAP Financial Measures

This press release includes Non-GAAP financial measures for earnings (loss) from continuing operations before taxes, net earnings (loss), and earnings (loss) per diluted share.  It also includes an outlook for the second quarter 2011 non-GAAP earnings per diluted share.  Reconciliations of each of these Non-GAAP financial measures to the most directly comparable GAAP financial measures are detailed in the Reconciliation of GAAP to Non-GAAP Net Earnings attached to this press release.

Our Non-GAAP measures should be read in conjunction with the corresponding GAAP measures.  The Non-GAAP measures should be considered in addition to and not as an alternative or substitute for the measures prepared in accordance with generally accepted accounting principles.

We believe that excluding items such as, but not limited to, restructuring charges (principally related to severance costs in connection with distinct organizational initiatives to reduce costs and improve operational efficiency), costs related to completion of acquisitions and certain opening accounting adjustments, amortization of intangibles and non-cash stock based compensation expenses provides supplemental information useful to investors’ and management’s understanding of Intermec’s core operating results, especially when comparing those results on a consistent basis to results for previous periods and anticipated results for future periods.

About Intermec, Inc.

Intermec Inc. (NYSE:IN) develops and integrates products, services and technologies that identify, track and manage supply chain assets and information. Core technologies include rugged mobile computing and data collection systems, voice-centric solutions for mobile workers, bar code printers, label media, and RFID.  The company’s products and services are used by customers in many industries worldwide to improve the productivity, quality and responsiveness of business operations. For more information about Intermec, visit www.intermec.com or call 800-347-2636.

Statements made in this release and related statements that express Intermec’s or our management’s intentions, hopes, indications, beliefs, expectations, guidance, estimates, forecasts or predictions of the future constitute forward-looking statements, as defined by the Private Securities Litigation Reform Act of 1995, and relate to matters that are not historical facts. The forward-looking statements contained herein include, without limitation, statements regarding: our view of general economic and market conditions, our revenue, expense, earnings or financial outlook for the second quarter of 2011, the full-year of 2011 or any other future period, our cost reduction plans, our ability to develop, produce, market or sell our products, either directly or through third parties, to reduce or control expenses, to improve efficiency, to realign resources, or to continue operational improvement and year-over-year or sequential growth, and the applicability of accounting policies used in our financial reporting.  They also include, without limitation, statements about future financial and operating results of our company after the acquisition of other businesses and the benefits of such acquisitions.  When used in this document and in documents it refers to, the words “anticipate,” “believe,” “will,” “intend,” “project” and “expect” and similar expressions as they relate to us or our management are intended to identify such forward-looking statements.These statements represent beliefs and expectations only as of the date they were made.  We may elect to update forward-looking statements, but we expressly disclaim any obligation to do so, even if our beliefs and expectations change.

Actual results may differ from those expressed or implied in our forward-looking statements.  Such forward-looking statements involve and are subject to certain risks and uncertainties, which may cause our actual results to differ materially from those discussed in a forward-looking statement. These risks include:  (a) our ability to leverage the Vocollect products to enable us to expand our position in the warehouse market; and (b) our ability to successfully integrate and market the Vocollect products.  Such risk factors also include, but are not limited to, risks and uncertainties described more fully in our reports filed or to be filed with the Securities and Exchange Commission including, but not limited to, our annual reports on Form 10-K,  quarterly reports on Form 10-Q, and current reports on Form 8-K, which are available on our website at www.intermec.com.

INTERMEC, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended
	April 3, 2011	March 28, 2010

Revenues:
Product	$141,736	$116,358
Service	36,782	32,872
Total revenues	178,518	149,230

Costs and expenses:
Cost of product revenues	86,964	72,871
Cost of service revenues	23,260	20,260
Research and development	17,815	15,543
Selling, general and administrative	54,242	43,426
Acquisition costs	4,839	-
Restructuring charges	-	737
Impairment of facility	-	2,421
Total costs and expenses	187,120	155,258

Operating loss	(8,602)	(6,028)
Interest income	98	150
Interest expense	(511)	(345)
Loss before income taxes	(9,015)	(6,223)
Income tax benefit	(2,938)	(2,578)
Net loss	$(6,077)	$(3,645)

Basic loss per share	$(0.10)	$(0.06)
Diluted loss per share	$(0.10)	$(0.06)

Shares used in computing basic loss per share	60,367	61,841
Shares used in computing diluted loss per share	60,367	61,841

INTERMEC, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	April 3, 2011	December 31, 2010
ASSETS

Current assets:
Cash and cash equivalents	$117,117	$221,467
Short-term investments	6,980	6,788
Accounts receivable, net	121,756	110,455
Inventories, net	88,054	82,657
Current deferred tax assets, net	55,689	45,725
Other current assets	22,839	17,864
Total current assets	412,435	484,956

Deferred tax assets, net	160,458	194,597
Goodwill	137,381	1,152
Other acquired intangibles, net	88,359	3,031
Property, plant and equipment, net	47,872	36,320
Other assets	33,599	29,209
Total assets	$880,104	$749,265

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable	$78,918	$72,120
Payroll and related expenses	26,130	20,155
Deferred revenue	56,177	36,227
Accrued expenses	23,252	24,949
Total current liabilities	184,477	153,451

Long-term debt	97,000	-
Pension and other postretirement benefits liabilities	95,208	95,922
Long-term deferred revenue	29,344	23,752
Other long-term liabilities	15,302	14,911

Commitments and contingencies

Shareholders' equity:
Common stock (250,000 shares authorized, 62,653 and 62,594 shares issued, and 59,817 and 60,191 outstanding)	627	625
Additional paid-in capital	692,595	694,291
Accumulated deficit	(185,647)	(179,570)
Accumulated other comprehensive loss	(48,802)	(54,117)
Total shareholders' equity	458,773	461,229
Total liabilities and shareholders' equity	$880,104	$749,265

INTERMEC, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Three Months Ended
	April 3, 2011	March 28, 2010

Cash and cash equivalents at beginning of the period	$221,467	$201,884

Cash flows from operating activities:
Net loss	(6,077)	(3,645)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	4,907	3,746
Impairment of facility	-	2,421
Deferred taxes	(4,383)	(3,230)
Stock-based compensation	2,328	1,905
Changes in operating assets and liabilities:
Accounts receivable	13,152	4,129
Inventories	2,357	5,727
Accounts payable and accrued expenses	(16,582)	(21,485)
Payroll and related expenses	4,409	(1,514)
Deferred revenue	6,705	3,172
Other operating activities	(4,469)	915
Net cash provided by (used in) operating activities	2,347	(7,859)

Cash flows from investing activities:
Acquisitions, net of cash acquired	(199,018)	-
Additions to property, plant and equipment	(4,115)	(2,890)
Other investing activities	(371)	(842)
Net cash used in investing activities	(203,504)	(3,732)

Cash flows from financing activities:
Proceeds from issuance of debt	97,000	-
Stock repurchase	(4,535)	-
Stock options exercised and other	524	554
Net cash provided by financing activities	92,989	554

Effect of exchange rate changes on cash and cash equivalents	3,818	(1,985)
Resulting decrease in cash and cash equivalents	(104,350)	(13,022)

Cash and cash equivalents at end of the period	$117,117	$188,862

INTERMEC, INC.
RECONCILIATION OF GAAP TO NON-GAAP NET EARNINGS
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended April 3, 2011
	As Reported	Non-GAAP Adjustments	Non-GAAP As Adjusted

Total revenues	$178,518	$726	$179,244

Costs and expenses:
Cost of revenues	110,224	(2,265)	107,959
Research and development	17,815		17,815
Selling, general and administrative	54,242		54,242
Acquisition costs	4,839	(4,839)	-
Total costs and expenses	187,120	(7,104)	180,016

Operating loss	(8,602)	7,830	(772)
Interest income	98		98
Interest expense	(511)		(511)
Loss before income taxes	(9,015)	7,830	(1,185)
Income tax benefit	(2,938)	2,167	(771)
Net loss	$(6,077)	$5,663	$(414)

Basic loss per share	$(0.10)	$0.09	$(0.01)
Diluted loss per share	$(0.10)	$0.09	$(0.01)

Shares used in computing basic loss per share	60,367	60,367	60,367
Shares used in computing diluted loss per share	60,367	60,367	60,367

	Three Months Ended March 28, 2010
	As Reported	Non-GAAP Adjustments	Non-GAAP As Adjusted

Total revenues	$149,230	$-	$149,230

Costs and expenses:
Cost of revenues	93,131		93,131
Research and development	15,543		15,543
Selling, general and administrative	43,426		43,426
Restructuring charges	737	(737)	-
Impairment of facility	2,421	(2,421)	-
Total costs and expenses	155,258	(3,158)	152,100

Operating loss	(6,028)	3,158	(2,870)
Interest income	150		150
Interest expense	(345)		(345)
Loss before income taxes	(6,223)	3,158	(3,065)
Income tax benefit	(2,578)	1,271	(1,307)
Net loss	$(3,645)	$1,887	$(1,758)

Basic loss per share	$(0.06)	$0.03	$(0.03)
Diluted loss per share	$(0.06)	$0.03	$(0.03)

Shares used in computing basic loss per share	61,841	61,841	61,841
Shares used in computing diluted loss per share	61,841	61,841	61,841

INTERMEC, INC.
RECONCILIATION OF GAAP TO NON-GAAP GROSS MARGINS
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended April 3, 2011
	As Reported	Non-GAAP Adjustments		Non-GAAP As Adjusted
Revenues:
Product	$141,736	$-		$141,736
Service	36,782	726	a	37,508
Total revenues	$178,518	$726		$179,244

Cost of revenues:
Product	$86,964	$(2,265	) b	$84,699
Service	23,260			23,260
Total cost of revenues	$110,224	$(2,265)		$107,959

Gross margins:
Product	38.6%			40.2%
Service	36.8%			38.0%
Total	38.3%			39.8%

	Three Months Ended March 28, 2010
	As Reported	Non-GAAP Adjustments		Non-GAAP As Adjusted
Revenues:
Product	$116,358	$-		$116,358
Service	32,872			32,872
Total revenues	$149,230	$-		$149,230

Cost of revenues:
Product	$72,871	$-		$72,871
Service	20,260			20,260
Total revenues	$93,131	$-		$93,131

Gross margins:
Product	37.4%			37.4%
Service	38.4%			38.4%
Total revenues	37.6%			37.6%

a - acquistion fair value of service revenue.
b - $1,102 of acquisition related intangible amortization, $1,163 of acquisition fair value of inventory.

RECONCILIATION OF GAAP TO NON-GAAP OUTLOOK
FOR THE QUARTER ENDING JULY 3, 2011
(Unaudited)

Diluted Earnings Per Share
As reported	$(0.04) to 0.00

Acquisition related costs	$0.01
Acquisition adjustments	$0.06
Restructuring	$0.05

As adjusted	$0.08 to 0.12

INTERMEC, INC.
SUPPLEMENTAL INFORMATION: EBITDA AND ADJUSTED EBITDA CALCULATION
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended
	April 3, 2011	March 28, 2010

Operating loss, as reported	$(8,602)	$(6,028)

Acquisition adjustments
Acquisition fair-value adjustments	1,889	-
Intangible amortization	1,102	-
Acquisition costs	4,839	-
Restructuring charges	-	737
Impairment of facility	-	2,421

Total adjustments	7,830	3,158

Non-GAAP operating loss	$(772)	$(2,870)

Adjusted EBITDA calculation
Add: depreciation and amortization (excluding acquisition related)	$3,805	$3,746

Add: stock-based compensation	2,328	1,905

Adjusted EBITDA	$5,361	$2,781

Intermec is providing disclosure of the reconciliation of certain Non-US GAAP financial measures used in our financial reporting and within our press release, among other places, to our comparable financial measures on a US GAAP basis.  The Company believes that these Non-US GAAP financial measures provide investors the additional information to evaluate financial performance in a way that is comparable to measures reported by other technology companies.

Earnings before interest, taxes, depreciation, and amortization (EBITDA) is net income/loss before provisions for income taxes, net interest expense, and depreciation and amortization.  EBITDA should not be considered an alternative to, or more meaningful than, income before income taxes, cash flow from operations, or other traditional indicators of operating performance.  Rather, EBITDA is presented because it is a widely accepted supplemental financial measure that we believe provides relevant and useful information.  Our calculation of adjusted EBITDA adds back the non-cash effect of stock-based compensation as accounted for under ACS 718 as we believe this is a meaningful view of our true cash earnings.  EBITDA may not be comparable to a similarly titled measure reported by other companies, since not all companies calculate this Non-US GAAP measure in the same manner.

INTERMEC, INC.

SUPPLEMENTAL SALES INFORMATION BY CATEGORY
(Amounts in millions)
(Unaudited)

	Three Months Ended
	April 3, 2011	Percent of Revenues	March 28, 2010	Percent of Revenues	Percent Change in Revenues
Revenues by category:
Systems and solutions	$98.3	55.1%	$79.8	53.5%	23.2%
Printer and media	43.4	24.3%	36.6	24.5%	18.6%
Total product	141.7	79.4%	116.4	78.0%	21.7%
Service	36.8	20.6%	32.8	22.0%	12.2%
Total revenues	$178.5	100.0%	$149.2	100.0%	19.6%

SUPPLEMENTAL SALES INFORMATION BY GEOGRAPHICAL REGION
(Amounts in millions)
(Unaudited)

	Three Months Ended
	April 3, 2011	Percent of Revenues	March 28, 2010	Percent of Revenues	Percent Change in Revenues
Revenues by geographic region:
North America	$78.4	43.9%	$74.5	49.9%	5.2%
Europe, Middle East and Africa (EMEA)	65.9	36.9%	50.9	34.1%	29.5%
All others	34.2	19.2%	23.8	16.0%	43.7%
Total revenues	$178.5	100.0%	$149.2	100.0%	19.6%